EXHIBIT 21

REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2014

1.	14302 Marina San Pablo Place, SPE, LLC (6)

2.	A-F Leasing, Ltd. (2)

3.	Aqua Holdings I, LLC (31.58%) (6)

4.	FMLS, Inc. (9)

5.	LMIW Acquisition Management, LLC (6)

6.	LMIW I, LLC (6)

7.	LMIW II, LLC (6)

8.	LMIW III, LLC (6)

9.	LMIW IV, LLC (6)

10.	LMIW V, LLC (6)

11.	LMIW VI, LLC (2)

12.	LMIW VII, LLC (2)

13.	LMIW IX, LLC (fka Crestmoor Two, LLC) (5)

14.	MCB Life Insurance Company (9)

15.	Provence Place GP, Inc. (8)

16.	Provence Place, LP (7)

17.	Raymond Road GP, LLC (11)

18.	RB Affordable Housing, Inc. (2)

19.	RB Affordable Housing (Arkansas River) GP, LLC (4)

20.	RB ARM 2007 GP, LLC (2)

21.	RB Crestmoor AL Three GP, LLC (2)

22.	RB Greenwood SC Six GP, LLC (2)

23.	RB Thunder Ridge GP Upper Tier, LLC (2)

24.	RFC Financial Services Holding LLC (5)

25.	RIG Risk Specialists, Inc. (9)

26.	Regions Agency, Inc. (2)

27.	Regions Bank (1)

28.	Regions Business Capital Corporation (5)

29.	Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (9)

30.	Regions Commercial Equipment Finance, LLC (fka A-F Leasing, LLC) (2)

31.	Regions Equipment Finance Corporation (2)

32.	Regions Equipment Finance, Ltd. (2)

33.	Regions Insurance Agency of Arkansas (4)

34.	Regions Insurance Group, Inc. (9)

35.	Regions Insurance Services of Alabama, Inc. (2)

36.	Regions Insurance Services, Inc. (9)

37.	Regions Insurance, Inc. (4)

38.	Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (9)

39.	Regions Investment Services, Inc. (2)

40.	Regions Life Insurance Company (3)

41.	Regions Provence Place, LLC (2)

42.	Regions Reinsurance Corporation (10)

43.	Regions Securities LLC (5)

44.	Southeastern Legacy Insurance Company (fka First AmTenn Life Insurance Company) (3)

45.	Upper-Tier Clearwater Apartments, LP (2)

46.	Upper-Tier Esplanade, LP (2)

Non-profit entities:

•	Regions Community Development Corporation (9)

•	Regions Financial Corporation Foundation (2)

•	Regions Foundation (9)

EXHIBIT 21

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated under the laws of Alabama.
(3) Incorporated under the laws of Arizona.
(4) Incorporated under the laws of Arkansas.
(5) Incorporated under the laws of Delaware.
(6) Incorporated under the laws of Florida.
(7) Incorporated under the laws of Georgia.
(8) Incorporated under the laws of Massachusetts.
(9) Incorporated under the laws of Tennessee.
(10) Incorporated under the laws of Vermont.
(11) Incorporated under the laws of Mississippi.